AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2005

                                                Registration No. 333-[_______]

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       UNIVERSAL AMERICAN FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


            NEW YORK                                   11-2580136
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)


6 INTERNATIONAL DRIVE, SUITE 190, RYE BROOK, NY                   10573
    (Address of Principal Executive Offices)                    (Zip Code)


                       UNIVERSAL AMERICAN FINANCIAL CORP.
                        1998 INCENTIVE COMPENSATION PLAN
                              (Full Title of Plan)


                   RICHARD A. BARASCH, CHIEF EXECUTIVE OFFICER
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                        6 INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                     (Name and Address of Agent for Service)


                                 (914) 934-5200
          (Telephone Number, Including Area Code, of Agent For Service)

                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
          Title Of Each Class                                        Proposed Maximum       Proposed Maximum         Amount of
            Of Securities                         Amount To Be      Offering Price Per     Aggregate Offering      Registration
           To Be Registered                      Registered (1)           Unit (2)               Price (2)            Fee (2)
------------------------------------------- ---------------------- ---------------------- ---------------------- -----------------
Common Stock, par value $0.01 per share           5,443,292               $18.61             $101,299,664.12        $11,922.97
==================================================================================================================================

(1) In accordance with Rule 416(a) under the Securities Act of 1933, the number shares of common stock being registered hereunder may be increased from time to time to that number of shares of common stock resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of shares of common stock. The number of shares of common stock being registered hereunder includes that portion of shares under the Universal American Financial Corp. 1998 Incentive Compensation Plan that could be allocable and issued to our employees and directors.

(2) The registration fee has been calculated, and the offering price estimated, in accordance with Rule 457(h) under the Securities Act of 1933, upon the basis of the average of the high and low sales prices of the shares of common stock as reported on the Nasdaq National Market on May 25, 2005 of $18.61 per share.

================================================================================

                                EXPLANATORY NOTE

                     This registration statement includes a reoffer prospectus to be used by certain officers and directors of Universal American Financial Corp. in order to permit such persons to sell or otherwise dispose of securities received as grants under, or a result of the exercise of stock options granted under, the Universal American Financial Corp. 1998 Incentive Compensation Plan. The reoffer prospectus has been prepared in accordance with the requirements of Form S-3, and pursuant to Instruction C of Form S-8 may be used for reoffers and resales of the shares of common stock that have been acquired by such officers and directors pursuant to the exercise of stock options and restrict stock granted under the Universal American Financial Corp. 1998 Incentive Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.

                     The documents containing the information specified in Part I of this registration statement will be sent or given to employees and directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, with regards to the shares to be issued by the registrant.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN'S ANNUAL INFORMATION.

                     Upon written or oral request, any of the documents incorporated by reference in this registration statement (which documents are incorporated by reference in the Section 10(a) Prospectus) and any other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended, are available without charge. Such requests should be directed to our Corporate Secretary at 6 International Drive, Suite 190, Rye Brook, New York 10573, or by telephone at (914) 934-5200.

                                   PROSPECTUS

                                3,386,179 SHARES

                                       OF

                       UNIVERSAL AMERICAN FINANCIAL CORP.

       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     Common Stock, par value $0.01 per share

       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     This Prospectus relates to the offer and sale, from time to time, of an aggregate of up to 3,386,179 shares of our common stock by or for the account of certain of our officers and directors, whom we also refer to in this Prospectus as the Selling Shareholders, in order to permit such persons to sell or otherwise dispose of such securities that they receive under the Universal American Financial Corp. 1998 Incentive Compensation Plan, which we also refer to in this Prospectus as our 1998 Plan.

                     The shares of our common stock are listed on the Nasdaq National Market under the ticker symbol "UHCO". On May 27, 2005, the closing sales price of our common stock as reported on the Nasdaq National Market was $19.20 per share.

                     Investing in our common stock involves certain risks, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. You should consider such risk factors before investing in our common stock.

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                  The date of this Prospectus is May 31, 2005.


     THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER
                            OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

THE COMPANY........................................................     1
DESCRIPTION OF SECURITIES TO BE REGISTERED.........................     1
USE OF PROCEEDS....................................................     3
PLAN OF DISTRIBUTION...............................................     3
SELLING SHAREHOLDERS...............................................     3
LEGAL MATTERS......................................................     5
EXPERTS............................................................     5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..................     5
WHERE YOU CAN FIND ADDITIONAL INFORMATION..........................     6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..................     7

                                  THE COMPANY

                     We were incorporated in the State of New York in 1981. We are a specialty health and life insurance holding company with an emphasis on providing a broad array of health insurance and managed care products and services to the growing senior population. Collectively, our insurance company subsidiaries are licensed to sell life and accident & health insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and all the provinces of Canada. The principal insurance products that we currently sell through our insurance company subsidiaries are Medicare Supplement and Select, fixed benefit accident and sickness disability insurance, senior life insurance and fixed annuities. We distribute these products through an independent general agency system and a career agency system. The career agents focus on sales for our subsidiaries Pennsylvania Life Insurance Company, Pyramid Life Insurance Company and Penncorp Life Insurance Company, while the independent general agents sell for our subsidiaries American Pioneer Life Insurance Company, American Progressive Life & Health Insurance Company of New York, Constitution Life Insurance Company and Union Bankers Insurance Company. Heritage Health Systems, Inc. operates Medicare Advantage plans in Houston and Beaumont Texas, and our Medicare Advantage private fee-for-service plan in the northeastern portion of the United States. CHCS, Inc., our administrative services company, acts as a service provider for both affiliated and unaffiliated insurance companies for senior market insurance and non-insurance programs.

                     Our principal executive offices are located at 6 International Drive, Suite 190, Rye Brook, New York 10573. Our telephone number is (914) 934-5200.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

                     Set forth below is a description of the material terms and provisions of our capital stock. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, both of which are filed or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part.

COMMON STOCK

                     We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share. As of May 1, 2005, we had 55,735,038 outstanding shares of common stock. Holders of our common stock are entitled to such dividends, if any, as may be declared by our board of directors from assets legally available for that purpose and are entitled at all meetings of shareholders to one vote for each share held by them, without provision for cumulative voting. In the event that we liquidate, all assets available for distribution to the holders of our common stock, after payment of the amount, if any, distributable to the holders of preferred stock, are distributable among them according to their respective holdings. Our common stock is not redeemable, not convertible into any other securities, and has no preemptive rights or sinking fund provisions. The shares offered in this Prospectus will be, and all of the outstanding shares of our common stock are, fully paid and non-assessable.

PREFERRED STOCK

                     We are authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors is authorized, without further shareholder action, to divide any or all shares of such authorized preferred stock into series and to fix and determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. There are presently no shares of preferred stock outstanding nor any plans, agreements or understandings for the issuance of any shares of preferred stock or the authorization of additional shares of preferred stock.

CERTAIN PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND OUR AMENDED AND RESTATED BY-LAWS

                     Our Restated Certificate of Incorporation provides that the affirmative vote of the holders of two-thirds of the voting power of all of our outstanding capital stock is required for the following transactions with a party which directly or indirectly through its affiliates owns 5% or more of such voting power, unless such transaction was approved by our board of directors prior to the acquisition of the 5% interest by the other party, or we own 50% or more of the total voting power of the other party: (i) a merger or consolidation of us with the other party or (ii) the sale of substantially all of our assets or business to the other party. This provision of our Restated Certificate of Incorporation cannot be altered, amended or repealed without the affirmative vote of the holders of two-thirds of the voting power of all of our outstanding capital stock.

                     Our Restated Certificate of Incorporation also requires that the following actions require approval of not less than two thirds of the total number of directors: (i) a merger or consolidation of us or a material subsidiary of ours, or in which our securities are being issued, in which our shareholders do not own a majority of the post-transaction voting securities entitled to elect the board of directors; (ii) the sale of all or substantially all of our assets or properties; (iii) the disposition of any shares of a material subsidiary of ours or all or substantially all of the assets of such a subsidiary; (iv) changing the authorized number of our directors; (v) amending or modifying our certificate of incorporation or by-laws; (v) electing or removing executive officers, or changing the employment agreement we entered into with Richard A. Barasch; (vi) voluntarily dissolving or winding-up us or any of our material subsidiaries or seeking protection of bankruptcy laws; and
(vii) approving dividends or other distributions with respect to our common stock.

                     Under our Amended and Restated By-Laws, special meetings of our stockholders shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request of stockholders owning fifty (50%) percent of our entire capital stock issued and outstanding and entitled to vote. Notice of any special meeting must be given to stockholders not less than ten (10) nor more than sixty
(60) days before the date of the meeting. Business transacted at any special meeting of stockholders is limited to the purposes stated in the notice. However, our Restated Certificate of Incorporation permits stockholders to take action by written consent in lieu of a meeting if such consent is signed by stockholders holding a sufficient amount of outstanding shares to approve such action at any meeting.

                                 USE OF PROCEEDS

                     We will not receive any of the proceeds from the sale of the shares. The Selling Shareholders will receive the proceeds of offerings made by them pursuant to this Prospectus. We will pay all registration expenses incurred in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

                     The shares of our common stock being offered hereby are being offered and sold by the Selling Shareholders. We have filed with the Securities and Exchange Commission the registration statement, of which this Prospectus forms a part, with respect to the resale of the shares from time to time by the Selling Shareholders in open market (on the Nasdaq National Market or otherwise) or privately negotiated transactions.

                     We have been advised that the Selling Shareholders may sell the shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders will be responsible for all brokerage commissions and other amounts payable with respect to any sale of shares with respect to the Selling Shareholders. We have been advised that the Selling Shareholders presently have no arrangements or understandings pertaining to the distribution of any of the shares covered hereby.

                     The Selling Shareholders and any participating brokers and dealers who act in connection with the sale of shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, which is also referred to as the Securities Act, in which event any profit on the sale of shares by the Selling Shareholder and any commission or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

                              SELLING SHAREHOLDERS

                     This Prospectus relates to shares of our common stock that have been received as grants under, or a result of the exercise of stock options granted under, our 1998 Plan by the Selling Shareholders. The following table sets forth information concerning ownership of our common stock as of the date of this Prospectus by each Selling Shareholder, each of which is a current or former employee or director of ours or a subsidiary of ours:

                                                             Number of          Number of              Shares Owned
                                                           Shares Owned      Shares Offered        After this Offering (3)
                               Material Relationships      Prior to the         by this
Name                           with Us Since May 2002      Offering (1)      Prospectus(2)        Number            Percent
----------------------------  -------------------------  -----------------  -----------------  ---------------    -----------
Richard A. Barasch            Chairman of the Board,            2,880,423          1,201,474        1,678,949           2.9%
                              President, Chief
                              Executive Officer and
                              Director


                                       3

                                                             Number of          Number of              Shares Owned
                                                           Shares Owned      Shares Offered        After this Offering (3)
                               Material Relationships      Prior to the         by this
Name                           with Us Since May 2002      Offering (1)      Prospectus(2)        Number            Percent
----------------------------  -------------------------  -----------------  -----------------  ---------------    -----------
Gary W. Bryant                Executive Vice                      942,058            688,780          253,278            * %
                              President and Chief
                              Operating Officer

Ted Carpenter                 Chief Executive Officer              84,672             70,172           14,500            * %
                              of Heritage Health
                              Systems, Inc.

Mark M. Harmeling             Director                             70,308             37,500           32,808            * %

Bertram Harnett               Director                            261,012             50,500          210,512            * %

Jason J. Israel               Chief Operating Officer             101,656             99,601            2,055            * %
                              of CHCS Services, Inc.

Gary Jacobs                   Senior Vice President,              179,553            130,992           48,561            * %
                              Corporate Development

Linda Lamel                   Director                              9,000              9,000                0            * %

Patrick J. McLaughlin         Director                             76,000             36,500           39,500            * %

Lisa Spivack                  Senior Vice President                20,000             20,000                0            * %
                              and General Counsel

Robert A. Waegelein           Executive Vice                      761,725            575,668          186,057            * %
                              President and Chief
                              Financial Officer

William E. Wehner             President of                        590,395            431,492          158,903            * %
                              Pennsylvania Life

Robert F. Wright              Director                            350,276             34,500          315,776            * %


* Less than 1%

(1) As of May 1, 2005. Includes (a) shares of common stock acquired other than pursuant to any employee or director benefit plan, (b) common stock underlying options and restricted stock granted pursuant to our 1998 Plan (both vested and unvested), (c) common stock underlying vested options granted pursuant to any other employee or director benefit plan, and (d) restricted stock granted under any other employee or director benefit plan.

(2) Includes all common stock underlying options granted, and all restricted stock issued, pursuant to our 1998 Plan. Excludes all common stock underlying options granted, and all restricted stock issued, which were previously sold.

(3) Assuming the sale of all shares offered hereby.


                     There is no assurance that any of the Selling Shareholders will sell any or all of the shares offered by them under this registration statement. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individual is an affiliate of ours. This Prospectus not only covers sales by the Selling Shareholders, but also sales by any trust or other entity under the control of any of the Selling Shareholders.

                     The information regarding the Selling Shareholders, including the number of shares offered for sale, may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. The address of each Selling Shareholder for purposes of this offer is care of Universal American Financial Corp., 6 International Drive, Suite 190, Rye Brook, NY 10573.

                                  LEGAL MATTERS

                     Certain legal matters with respect to the legality of the securities offered hereby have been passed upon for us by the law firm of Harnett Lesnick & Ripps P.A. As of May 24, 2005, Bertram Harnett, Irving I. Lesnick and Judith A. Ripps, shareholders in Harnett Lesnick & Ripps P.A., in the aggregate directly own 7,951 shares of our common stock, and non-qualified options to acquire 50,500 additional shares of our common stock. A trust established by Mr. Harnett for the benefit of members of his family, in which Mr. Harnett disclaims any beneficial interest, owns 209,561 shares of our common stock. Additionally, Mr. Harnett serves as a director on our board of directors.

                                     EXPERTS

                     The consolidated financial statements of Universal American Financial Corp. appearing in Universal American Financial Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein), and Universal American Financial Corp. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                     The Securities and Exchange Commission, which is referred to in this Prospectus as the Commission, allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the Commission will update and supersede this information. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. The documents contain important information about us and our finances.

                     We incorporate by reference the following documents (each of which has been designated as File No. 001-08506):

                     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, which is also referred to as the Exchange Act.

                     2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed pursuant to Section 13(a) of the Exchange Act.

                     3. Our Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2005, in connection with our Annual Meeting of Stockholders held on May 26, 2005.

                     4. Our Current Report on Form 8-K filed March 23, 2005.

                     5. All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however that information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K is not incorporated by reference in this registration statement.

                     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Notwithstanding the foregoing, investors are entitled to rely on statements and reports incorporated by reference herein at the time of their investment, regardless of whether such statements or reports are later modified or superseded.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

                     We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus or any registration statement containing this Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be directed to our Corporate Secretary at 6 International Drive, Suite 190, Rye Brook, New York 10573, or by telephone at (914) 934-5200.

                     We are subject to the informational reporting requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room or for the location of other regional offices. In addition, we are required to file electronic versions of those materials with the Commission through its EDGAR system. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as our company, file electronically with the Commission. Our outstanding common stock is presently quoted on the Nasdaq National Market under the symbol "UHCO" and all reports, proxy statements and other information concerning us can be inspected at the public reference facilities of the National Association of Securities Dealers maintained at 1735 K Street, N.W., Washington, D.C. 20006.

                     We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the securities offered hereby. This Prospectus, which constitutes part of the registration statement, omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document incorporated by reference or filed as an exhibit to the registration statement.

                     IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS, NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

                     Portions of the information in this Prospectus and certain oral statements made from time to time by our representatives may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act,
Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. Forward-looking statements are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.

                     Important factors that may cause actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties set forth in our filings with the Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We assume no obligation to update and supplement any forward-looking statements that may become untrue because of subsequent events, whether as a result of new information, future events or otherwise.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. This registration statement incorporates by reference the documents set forth below that we have previously filed with the Commission. The documents contain important information about us and our finances.

                     We incorporate by reference the following documents (each of which has been designated as File No. 001-08506):

                     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) of the Exchange Act.

                     2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed pursuant to Section 13(a) of the Exchange Act.

                     3. Our Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2005, in connection with our Annual Meeting of Stockholders held on May 26, 2005.

                     4. Our Current Report on Form 8-K filed March 23, 2005.

                     5. All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however that information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K is not incorporated by reference in this registration statement.

                     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Notwithstanding the foregoing, investors are entitled to rely on statements and reports incorporated by reference herein at the time of their investment, regardless of whether such statements or reports are later modified or superseded.



ITEM 4.  DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Certain legal matters with respect to the legality of the securities offered hereby have been passed upon for us by the law firm of Harnett Lesnick & Ripps P.A. As of May 24, 2005, Bertram Harnett, Irving I. Lesnick and Judith A. Ripps, shareholders in Harnett Lesnick & Ripps P.A., in the aggregate directly own 7,951 shares of our common stock, and non-qualified options to acquire 50,500 additional shares of our common stock. A trust established by Mr. Harnett for the benefit of members of his family, in which Mr. Harnett disclaims any beneficial interest, owns 209,561 shares of our common stock. Additionally, Mr. Harnett serves as a director on our board of directors.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Article Seventh of the our Restated Certificate of Incorporation provides, in part, that except to the extent required by the New York Business Corporation Law, also referred to as the BCL, no director of ours shall have any personal liability to us or our stockholders for damages for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (i) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the BCL or (ii) for any act or omission prior to the adoption of Article Seventh of our Restated Certificate of Incorporation.

                     Article VI of the our Amended and Restated Bylaws provide, in part, that we shall (subject to the terms thereof) indemnify any person, by reason of the fact that such person is or was a director, officer or employee of ours, or of any subsidiary or affiliate of ours, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at our request, against all loss and expense including, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

                     We may purchase and maintain insurance on behalf of any person described in Article VI of our Amended and Restated Bylaws against any liability which may be asserted against such person whether or not we would have the power to indemnify such person against such liability under the provisions of Article VI of the our Amended and Restated Bylaws or otherwise. We maintain and pay premiums for directors' and officers' liability insurance policies.

                     We are incorporated under the laws of the State of New York. Sections 721-726 of Article 7 of the BCL provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement of expenses pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                     Section 722(a) of the BCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.

                     Section 722(c) of the BCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (i) a threatened action or a pending action that is settled or otherwise disposed of or (ii) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

                     Section 723 of the BCL provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the BCL permits a court to award the indemnification required by Section 722.

                     Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

                     The foregoing is only a summary of the described sections of the New York Business Corporation Law and is qualified in its entirety by reference to such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.


ITEM 8.  EXHIBITS.

                     The following exhibits have been filed as part of this registration statement.

      Exhibit Number                    Description of Exhibits
      --------------                    -----------------------

           3.1 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to
                      Exhibit 3.1 to the registrant's Amendment No. 2 to the Registration Statement (No. 333-62036) on Form S-3 filed on July 11, 2001).

           3.2 Certificate of Amendment, dated June 7, 2004, to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to
                      Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed on August 9, 2004).

           3.3 Amended and Restated By-Laws of Universal American Financial Corp. (incorporated by reference to Exhibit A to the registrant's Current Report on Form 8-K filed on August 13, 1999).

           5.1* Opinion of Harnett Lesnick & Ripps P.A., legal counsel of the registrant.

           10.1 Universal American Financial Corp. 1998 Incentive Compensation Plan (incorporated by reference to Exhibit A to the registrant's Definitive Proxy Statement on Form DEF 14A filed on April 29, 1998).

           10.2 First Amendment to the Universal American Financial Corp. 1998 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the registrant's Registration Statement (No. 333-120190) on Form S-3 filed on November 3, 2004).

           23.1*      Consent of Ernst & Young LLP, Registered Public Accounting
                      Firm.

           23.2* Consent of Harnett Lesnick & Ripps P.A., legal counsel of the registrant (included in Exhibit 5.1).

           24.1* Power of Attorney (included as part of the signature page to this registration statement and incorporated herein by reference).

* filed herewith

ITEM 9.  UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                 (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Rye Brook, state of New York, on May 26, 2005.

                                      UNIVERSAL AMERICAN FINANCIAL CORP.

                                      By: /s/ Richard A. Barasch
                                          -------------------------------------
                                          Name: Richard A. Barasch
                                          Title: Chairman, President and
                                                 Chief Executive Officer



                                POWER OF ATTORNEY

                     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Barasch, Robert A. Waegelein and Lisa M. Spivack, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                              Date
---------                                       -----                                              ----
/s/ Richard A. Barasch                          Chairman of the Board, President, Chief            May 26, 2005
----------------------------------------        Executive Officer and Director (Principal
Richard A. Barasch                              Executive Officer)



/s/ Robert A. Waegelein                         Executive Vice President and Chief Financial       May 26, 2005
----------------------------------------        Officer (Principal Financial and Accounting
Robert A. Waegelein                             Officer)


/s/ Bradley E. Cooper                           Director                                           May 26, 2005
----------------------------------------
Bradley E. Cooper


/s/ Mark M. Harmeling                           Director                                           May 26, 2005
----------------------------------------
Mark M. Harmeling


/s/ Bertram Harnett                             Director                                           May 26, 2005
----------------------------------------
Bertram Harnett


/s/ Linda Lamel                                 Director                                           May 26, 2005
----------------------------------------
Linda Lamel


/s/ Eric Leathers                               Director                                           May 26, 2005
----------------------------------------
Eric Leathers


/s/ Patrick J. McLaughlin                       Director                                           May 26, 2005
----------------------------------------
Patrick J. McLaughlin


/s/ Robert A. Spass                             Director                                           May 26, 2005
----------------------------------------
Robert A. Spass


/s/ Robert F. Wright                            Director                                           May 26, 2005
----------------------------------------
Robert F. Wright


                                  EXHIBIT INDEX

      Exhibit Number                    Description of Exhibits
      --------------                    -----------------------

           3.1 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to
                      Exhibit 3.1 to the registrant's Amendment No. 2 to the Registration Statement (No. 333-62036) on Form S-3 filed on July 11, 2001).

           3.2 Certificate of Amendment, dated June 7, 2004, to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to
                      Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed on August 9, 2004).

           3.3 Amended and Restated By-Laws of Universal American Financial Corp. (incorporated by reference to Exhibit A to the registrant's Current Report on Form 8-K filed on August 13, 1999).

           5.1* Opinion of Harnett Lesnick & Ripps P.A., legal counsel of the registrant.

           10.1 Universal American Financial Corp. 1998 Incentive Compensation Plan (incorporated by reference to Exhibit A to the registrant's Definitive Proxy Statement on Form DEF 14A filed on April 29, 1998).

           10.2 First Amendment to the Universal American Financial Corp. 1998 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the registrant's Registration Statement (No. 333-120190) on Form S-3 filed on November 3, 2004).

           23.1*      Consent of Ernst & Young LLP, Registered Public Accounting
                      Firm.

           23.2* Consent of Harnett Lesnick & Ripps P.A., legal counsel of the registrant (included in Exhibit 5.1).

           24.1* Power of Attorney (included as part of the signature page to this registration statement and incorporated herein by reference).

* filed herewith